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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 20, 2001
                                                 --------------------

                          The A Consulting Team, Inc.
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               (Exact Name of Registrant as Specified in Charter)

           New York                       0-22945              13-3169913
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 (State or Other Jurisdiction        (Commission File         (IRS Employer
       of Incorporation)                  Number)          Identification No.)


                 200 Park Avenue South, New York, New York 10003
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(Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code   (212) 979-8228
                                                   ---------------------




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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On August 23, 2001 the Company was informed by Nasdaq that it did not comply with the net tangible asset requirement as set forth in Nasdaq Marketplace Rules 4450(a)(03) and 4450(b)(01) and that this issue would be discussed at the Company's Nasdaq Listing Qualifications hearing. On October 18, 2001 the Company had its oral hearing before a Nasdaq Listing Qualifications Panel (the "Panel") regarding its net tangible asset deficiency. On November 26, 2001 the Panel determined to continue listing the Company's securities on The Nasdaq National Market providing that the Company make a public filing on or before December 31, 2001 evidencing net tangible assets of at least $4,000,000. The filing must contain a balance sheet no older than 45 days.

         Accordingly, Item 7 Exhibits below contains The A Consulting Team, Inc.'s November 30, 2001 Balance Sheet and related footnotes. This balance sheet indicates that the Company's net tangible assets as of November 30, 2001 were $4,035,065, which exceeds the Nasdaq requirement of $4,000,000.

Item 7.  Exhibits.

           Exhibits                Description

           99 The A Consulting Team, Inc. November 30, 2001 Balance Sheet and Footnotes





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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       The A Consulting Team, Inc.
                                       ---------------------------
                                               Registrant


Date: December 20, 2001


                                        By: /s/ Richard D. Falcone
                                            -----------------------------------
                                            Name:  Richard D. Falcone
                                            Title: Chief Financial Officer and
                                                          Treasure


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                                  Exhibit Index

 Exhibit No.     Description
 -----------     -----------

     99 The A Consulting Team, Inc. November 30, 2001 Balance Sheet and Footnotes